KIT digital, Inc.

Amendment to By-laws
(Effective May 30, 2009)

Section 1 of Article II is hereby amended to read in its entirety as follows:

The corporation is authorized to issue shares of common stock of the corporation in certificated or uncertificated form.  The shares of the common stock of the corporation shall be registered on the books of the corporation in the order in which they shall be issued.  Any certificates for shares of the common stock, and any other shares of capital stock of the corporation represented by certificates, shall be numbered, shall be signed by the Chairman of the Board of Directors, the President or a Vice President, and the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer.  Any or all of the signatures on a certificate may be a facsimile signature.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he, she, or it were such officer, transfer agent or registrar at the date of issue.

Within a reasonable time after the issuance or transfer of uncertificated stock, the corporation shall send, or cause to be sent, to the record owner thereof a written statement setting forth the name of the corporation, the name of the shareholder, the number and class of shares, and a summary of the designations, relative rights, preferences, and limitations applicable to such class of shares and the variations in rights, preferences, and limitations determined for each series within a class (and the authority of the Board of Directors to determine variations for future series), and a full statement of any restrictions on the transfer or registration of such shares.  Each stock certificate must set forth the same information or, alternatively, may state conspicuously on its front or back that the corporation will furnish the shareholders a full statement of this information on request and without charge.  Every stock certificate representing shares that are restricted as to the sale, disposition, or transfer of such shares shall also indicate that such shares are restricted as to transfer and there shall be set forth or fairly summarized upon the certificate, or the certificate shall indicate that the corporation will furnish to any shareholders upon request and without charge, a full statement of such restriction.  If the corporation issues any certificated shares that are not registered under the Securities Act of 1933, as amended, and registered or qualified under the applicable state securities laws, the transfer of any such shares shall be restricted substantially in accordance with the following legend:

“THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.”

The Board of Directors may require from any person who claims their stock certificate has been lost, stolen, or destroyed an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed.  The Board of Directors may, in its discretion and as a condition precedent to the issuance of either a new stock certificate or uncertificated shares, require the owner of such lost, stolen, or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen, or destroyed.

Transfers of shares shall be made upon the books of the corporation (i) only by the holder of record thereof, or by a duly authorized agent, transferee or legal representative and (ii) in the case of certificated shares, upon the surrender to the corporation of the certificate or certificates for such shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

The corporation shall be entitled to recognize the exclusive rights of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.